EXHIBIT 99

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	BROD GROUP
Stacy Berns/Michael McMullan	Betsy Brod/Jonathan Schaffer
212-994-4660	212-750-5800

ICT GROUP REPORTS FIRST QUARTER RESULTS

~ First Quarter Revenue and Earnings In Line with Previous Guidance;

Updates 2003 Outlook ~

NEWTOWN, PA, APRIL 24, 2003 – ICT GROUP, INC. (NASDAQ: ICTG), today reported results for the first quarter ended March 31, 2003. First quarter revenue increased 6% to $76.6 million compared to $72.3 million in the prior-year period and in line with the Company’s previous guidance of $76 to $78 million. Including a recently announced pre-tax charge of $11.7 million related to an ongoing class action lawsuit, operating loss was $8.1 million in the 2003 first quarter and net loss for the period was $5.2 million, or $0.42 per diluted share. Net income in the prior year period was $3.1 million, or $0.24 per diluted share.

Excluding litigation costs, net income for the period would have been $0.18 per diluted share, consistent with the Company’s previous guidance of first quarter earnings of $0.18 to $0.21 per diluted share, which also excluded potential litigation costs.

“In the first quarter of 2003, our CRM services business continued to grow rapidly, and we experienced a strong rebound in our international business, across all country markets. We also made substantial progress in executing our plan to shift global production capacity to more cost-effective near-shore and offshore facilities,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP. “Revenue from our CRM services business increased 28% for the period and accounted for 54% of total Company revenue, compared to 44% in last year’s first quarter. Revenue from our international business units increased significantly and accounted for 24% of total Company revenue.”

The Company’s pipeline of outsourced customer care contracts is strong, as prospective clients are increasingly looking to reduce their costs by using alternative near-shore and offshore solutions. Since the beginning of the year, ICT GROUP has been awarded four new customer care programs and one expanded agreement. Implementation of these programs will begin during the second quarter of 2003 with substantial expansion planned for the third and fourth quarters, which may require up to 800 additional workstations by year-end.

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ICT GROUP REPORTS FIRST QUARTER RESULTS (CONT.)

Revenue for the Company’s domestic CRM sales business was lower due to the current economic environment, and to a lesser extent from legislative and geopolitical initiatives. The Company is now better positioned having reduced its dependency on outbound domestic programs to represent 31% of total Company revenue in the first quarter of 2003, compared to 40% in last year’s first quarter. Strong double-digit growth in ICT GROUP’s international CRM sales business also helped offset the dynamics in domestic CRM sales business.

“Demand for our customer care services continues to grow with the addition of new clients, including an agreement with VTech announced today, and the recently announced expansion of our relationship with Virgin Mobile USA,” continued Mr. Brennan. “These agreements, along with our current base of business, should enable ICT GROUP to increase CRM services revenue by 20% to 30% in 2003. The Company also believes that it is on track to produce between 55% to 60% of its total call volumes outside of the U.S. in 2003, up from 42% in 2002, and we are on schedule to open our first contact center in the Philippines in May. This center is expected to support close to 500 workstations by year-end. At the same time, we have also begun to install additional workstation capacity at new and existing facilities in Canada and Mexico to support local country and U.S. markets.

“The anticipated gains in revenue and profitability from the growth of the Company’s CRM services operations are expected to materially contribute to results beginning in the second half of 2003. In the second quarter, our financial results will reflect the start-up costs associated with new customer care programs, the winding down of two legacy accounts, and the ongoing global production shift, which is proceeding on schedule.”

As a result of these factors, combined with a shift in demand trends for outbound domestic CRM sales, the Company expects second quarter revenue of approximately $74 to $78 million and earnings in the range of $0.12 to $0.18 per diluted share. For the full year, ICT GROUP now expects revenue and earnings growth of 5% to 10%. Revenue and profitability are expected to improve during the third and fourth quarters, driven largely by the ramp-up of business already secured. All 2003 quarterly and full-year earnings guidance and related statements are before any expenses that the Company has incurred or may incur in the period related to the ongoing class action litigation.

Due to the court order reported by the Company on April 21, the Company increased its accrual related to the ongoing class action litigation and, as a result, may no longer be in compliance with the financial covenants of its credit facility. The Company has reached an agreement with its lead bank and

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ICT GROUP REPORTS FIRST QUARTER RESULTS (CONT.)

expects that it will be able to reach an agreement with the full Bank Group to amend the financial covenants of its credit facility to remain in compliance.

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of integrated customer relationship management (CRM) solutions. The Company helps clients identify, acquire, retain, service, measure and maximize the lifetime value of their customer relationships. The Company manages CRM service operations in the U.S., Europe, Canada, Australia, Mexico and the Caribbean from which it supports domestic and multinational corporations and institutions, primarily in the financial, insurance, telecommunications, healthcare, information technology, media and energy services industries. ICT GROUP also offers a full suite of hosted CRM solutions, for use by clients at their own in-house facility or on a co-sourced basis in conjunction with ICT GROUP’s fully compatible Web-enabled customer service operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, such as expected revenue and earnings, plans to expand into new international markets and to increase capacity, ability to maintain growth momentum, expected demand for services, ability to migrate operations to lower cost centers and ability to transition business to faster growing operations. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2002 and other documents, such as reports on Form 8-K and other reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to the following, many of which are outside ICT GROUP’s control: demand for ICT GROUP’s services, the cost to defend or settle litigation against ICT GROUP, judgments, orders, rulings and other developments in litigation against ICT GROUP, unanticipated labor difficulties, ICT GROUP’s capital and financing needs, ICT GROUP’s ability to integrate acquired businesses, customer demand for a client’s product, the client’s budgets and plans, interest rates and other conditions affecting the client’s industry, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, terrorist attacks, and the impact of war. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT GROUP, INC.

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
REVENUE	$76,579	$72,264

OPERATING EXPENSES:
Costs of services	44,716	41,459
Selling, general and administrative	28,238	25,839
Litigation costs	11,700	250

	84,654	67,548

Operating income (loss)	(8,075)	4,716
Interest expense, net	200	149

Income (loss) before income taxes (benefit)	(8,275)	4,567
Income taxes (benefit)	(3,081)	1,461

Net income (loss)	($5,194)	$3,106

Diluted earnings (loss) per share	($0.42)	$0.24

Shares used in computing diluted earnings (loss) per share	12,394	12,913

Adjusted Results of Operations:
Income (loss) before income taxes	($8,275)
Litigation costs	11,700

Adjusted income before income taxes	3,425
Adjusted income taxes	1,130
Adjusted net income	$2,295

Adjusted earnings per share	$0.18

Shares used in computing adjusted earnings per share	12,864

ICT GROUP, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,564	$16,279
Accounts receivable, net	56,074	54,253
Other current assets	15,313	12,712

Total current assets	$86,951	$83,244

PROPERTY AND EQUIPMENT, net	$46,985	$43,327

OTHER ASSETS	$3,936	$4,247

	$137,872	$130,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$24,500	$4,000
Accounts payable and other current liabilities	49,347	39,782

Total current liabilities	$73,847	$43,782

LONG-TERM DEBT	—	$19,000

TOTAL SHAREHOLDERS’ EQUITY	$64,025	$68,036

	$137,872	$130,818

Additional Information
WORKSTATIONS AT PERIOD END	8,067	8,277

News Release

ICT GROUP, INC.

800-799-6880

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